As filed with the Securities and Exchange Commission on February 9, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIRST FINANCIAL SERVICE CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1168311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2323 Ring Road

Elizabethtown, Kentucky 42701

(270) 765-2131

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory Schreacke

President

First Financial Service Corporation

2323 Ring Road

Elizabethtown, Kentucky 42701

(270) 765-2131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alan K. MacDonald

Luke J. Frutkin

Frost Brown Todd LLC

400 West Market Street, Suite 3200

Louisville, Kentucky 40202-3363

(502) 589-5400

(502) 581-1087 (Fax)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Warrant to Purchase Common Stock, par value $1.00 per share, and underlying shares of Common Stock	215,983	$13.89	$3,000,004	$117.90

(1)           The following securities are being registered hereunder (a) a warrant for the purchase of 215,983 shares of common stock with an initial per share exercise price of $13.89, (b) the 215,983 shares of common stock issuable upon exercise of the warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in the warrant, which shares of common stock are registered hereunder pursuant to Rule 416 under the Securities Act.

(2)           Calculated in accordance with Rule 457(i) under the Securities Act with respect to the $13.89 per share exercise price of the warrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2009

Prospectus

FIRST FINANCIAL SERVICE CORPORATION

WARRANT TO PURCHASE 215,983 SHARES OF COMMON STOCK

215,983 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling securityholders of a warrant to purchase 215,983 shares of our common stock and any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant and 20,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, were originally issued by us pursuant to a Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement - Standard Terms, between us and the United States Department of the Treasury, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (referred to as the Securities Act). In this prospectus, we also refer to the United States Department of the Treasury as the initial selling securityholder, and to the 20,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as the Series A preferred stock. We have not registered the Series A preferred stock with the Securities and Exchange Commission, and the selling securityholders may not use this prospectus for the resale of the Series A preferred stock.

The initial selling securityholder and its successors, including transferees, whom we refer to collectively as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders.

Our common stock is listed on the NASDAQ Global Market under the symbol “FFKY”.

Our principal executive offices are located at 2323 Ring Road, Elizabethtown, Kentucky 42701, and our telephone number is (270) 765-2131.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                                , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, the selling securityholders may sell the securities described in this prospectus, from time to time, in one or more offerings.  For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, “FFKY,” “Company,” “Corporation,” “we,” “our,” “ours,” and “us” refer to First Financial Service Corporation, which is a bank holding company headquartered in Elizabethtown, Kentucky, and its wholly owned bank subsidiary, First Federal Savings Bank, on a consolidated basis, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC; our SEC file number for these filings is 000-18832. Our SEC filings are available to the public free of charge through the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about our company, including information we have filed with the SEC, is also available through our web site at http://www.ffsbky.com. However, the information on or accessible through our web site is not a part of or incorporated by reference into this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information in other documents that we file into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. In all cases, you should rely on the more recent information over different information included in this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but before effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K. We incorporate the following documents by reference:

•      Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 17, 2008.

•      Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008, filed on May 12, August 11, and November 10, 2008, respectively.

•      Our Current Reports on Form 8-K filed on March 19, April 14, May 9, May 23, June 30, August 25, October 24, November 25, December 12, and December 19, 2008 and January 12, 2009.

•      Our rights agreement dated April 15, 2003, filed as Exhibit 4 and 10 to our Current Report on Form 8-K filed April 17, 2003, as amended to appoint Registrar and Transfer Company as the successor rights agent.

•      The description of our common stock contained in our registration statement on Form S-4, filed on April 23, 1998, including any amendment or report filed for the purpose of updating such description.

We will provide without charge upon written or oral request a copy of any or all of the documents which are incorporated by reference into this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings by writing or telephoning us at the following address:

First Financial Service Corporation

2323 Ring Road

Elizabethtown, Kentucky 42701

Attn:  Gregory Schreacke

Telephone:  (270) 765-2131

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, and the documents incorporated or deemed to be incorporated by reference herein, that are not statements of historical fact are forward-looking statements. We may make forward-looking statements in future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) plans and objectives of the Company or its management or Board of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “believes,” “anticipates,” “expects,” “will,” “intends,” “plans,” “targeted,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Various risks and uncertainties may cause our actual results to differ materially from our forward-looking statements. In addition to those risks described under the caption “Risk Factors” of our annual reports on Form 10-K and our quarterly reports on Form 10-Q, the following factors could cause such differences:

•      changes in general economic conditions and economic conditions in Kentucky and the markets we serve, any of which may affect, among other things, our level of non-performing assets, charge-offs, and provision for loan loss expense;

•      changes in interest rates, which may reduce interest margins and impact funding sources;

•      changes in market rates and prices, which may adversely impact the value of financial products including securities, loans and deposits;

•      changes in tax laws, rules and regulations;

•      changes to the terms and conditions of the Capital Purchase Program established by the United States Department of the Treasury, including changes to the terms and conditions in the letter agreement we entered into with the United States Department of the Treasury, which changes the Treasury may make unilaterally.

•      various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Kentucky Office of Financial Institutions;

•      competition with other local and regional commercial banks, savings banks, credit unions and other non-bank financial institutions;

•      our ability to grow our core businesses;

•      our ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products; and

•      management’s ability to manage these and other risks.

Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this report speak only as of the date of the report. We have no duty to, and do not intend to, update these statements unless applicable laws require us to do so.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports we file with the SEC that are incorporated by reference into this prospectus, including the risks identified, and the cautionary statements included, in our December 31, 2007 Annual Report on Form 10-K, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Where You Can Find More Information” and “Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders, other than as a result of the exercise for cash of warrants held by the selling securityholders.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant, which may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 215,983 shares of our common stock. However, if we complete one or more qualified equity offerings on or before December 31, 2009 that result in our receipt of aggregate gross proceeds of at least $20 million, which amount is equal to 100% of the aggregate liquidation preference of the Series A preferred stock, the number of shares of common stock underlying the portion of the warrant then held by the United States Department of the Treasury (as the initial warrantholder) will be reduced by an amount equal to one-half of the number of shares initially covered by the warrant. The number of shares subject to the warrant is subject to further adjustments described below under the heading “Adjustments to the Warrant.”

Transferability and Exercise of the Warrant

The warrant may be exercised to purchase common stock at an initial exercise price of $13.89 per share. The warrant may be exercised at any time on or before January 9, 2019 by delivery of the warrant and a completed notice of exercise attached as an annex to the warrant together with payment of the exercise price for the shares of common stock for which the warrant is being exercised. However, the United States Department of the Treasury may not transfer a portion or portions of the warrant with respect to, and/or exercise the warrant for, more that one-half of the number of shares initially covered by the warrant until the earlier of the date on which FFKY has received aggregate gross proceeds of at least $20 million from one or more qualified equity offerings and December 31, 2009. The warrant, and all rights under the warrant, is otherwise transferable.

The exercise price may be paid either by withholding the number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant, determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to further adjustments described below under the heading “Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant on the NASDAQ Global Market.

Rights as a Shareholder

The warrantholder has none of the rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised, and the exercise price applicable to the warrant, will both be proportionately adjusted if we (i) pay dividends or make distributions on our common stock in shares of common stock or (ii) subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of January 9, 2012 and the date the United States Department of the Treasury no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day before pricing the newly issued shares, then both the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•      as consideration for or to fund the acquisition of businesses and/or related assets;

•      in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•      in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or by our affiliates pursuant to a registration under the Securities Act, or Rule 144A on a basis consistent with capital-raising transactions by comparable financial institutions (but excluding other private transactions); and

•      in connection with the exercise of preemptive rights on terms existing as of January 9, 2009.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such a distribution.

Certain Repurchases. If we repurchase common stock on a pro rata basis, then both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving FFKY and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant will convert into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised before the merger, consolidation or similar transaction, as the case may be.

DESCRIPTION OF COMMON STOCK

General

We have 10,000,000 shares of authorized common stock, of which 4,668,030 shares were outstanding as of December 31, 2008.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after satisfaction of any claims of creditors and the preferences of Series A preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata distributions of our net assets. We can pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.  In addition, before the earlier of January 9, 2012 and the date on which all of the Series A preferred stock has been redeemed in whole or the United States Department of the Treasury no longer holds the Series A preferred stock, we may not pay quarterly cash dividends on our common stock in excess of $0.19 per share, which was the amount of the last regular dividend we declared before October 14, 2008.

Our Series A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our directors also have the authority to designate and issue up to an additional 965,000 shares of preferred stock in series, and to fix the preferences, limitations and relative rights of any such series.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power subject to the right of our board of directors to designate and to issue series of preferred stock with different voting rights than the common stock.

Our common stock is listed on the NASDAQ Global Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Shareholder Rights Plan

We have adopted a shareholder rights plan that grants our shareholders the right to purchase our securities or other property upon the occurrence of certain triggering events involving a potentially hostile takeover of our Company. Like other shareholder rights plans, our plan is intended to give our board of directors the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether it is in the best interests of our Company and its shareholders and to encourage potential hostile acquirors to negotiate with the our board of directors. Our plan, also like other shareholder rights plans, could also have the unintended effect of discouraging a business combination that shareholders believe to be in their best interests.

On April 15, 2003, our board of directors declared a dividend to holders of our common stock at a rate of one right for each share of common stock held of record as of May 9, 2003, and for each share of common stock issued thereafter. The terms of the rights are set forth in the Rights Agreement, dated as of April 15, 2003, between First Financial and its transfer agent, as rights agent. Our shareholder rights agreement and, in particular the more complete description contained in Exhibit C to that agreement, both of which are included in our Current Report on Form 8-K filed on April 17, 2003 are incorporated herein by reference. See “Where You Can Find More Information” on page 3.

The terms of the rights are summarized below:

Each right entitles the holder to purchase one-hundredth of a share of Junior Participating Preferred Stock for $90.00, subject to adjustment. The rights will become exercisable only if one of the following events occurs:

•      a person or group of affiliated or associated persons (an “acquiring person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock or

•      the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

Following the occurrence of either of the events listed above, each holder of a right not owned by an acquiring person or by related parties will have the right to receive, upon exercise, our common stock (or, in certain circumstances, cash, property or other securities of ours) having a value equal to two times the exercise price of the right. All rights beneficially owned or acquired by any acquiring person will be null and void.

If our Company is acquired in a merger or other business combination transaction in which our Company is not the surviving corporation, or if 50% or more of our assets or earning power is sold or transferred, each right

(other than the rights of an acquiring person that previously have been voided) can be exercised for common stock of the acquiring company having a value equal to twice the exercise price of the right.

The rights will expire at the close of business on May 9, 2013, unless redeemed earlier. Our Company may redeem the rights for $.01 per right. The decision to redeem after a person becomes an acquiring person requires the concurrence of a majority of the continuing directors. The term “continuing directors” means any member of the our board of directors before the date an acquiring person became such, and any director who is subsequently elected if such person is recommended or approved by a majority of the continuing directors, but does not include an acquiring person or an affiliate or associate of an acquiring person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the Series A preferred stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, including the articles of amendment establishing the terms of the Series A preferred stock, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our amended and restated articles of incorporation, we have authority to issue up to 5,000,000 shares of preferred stock, par value $1.00 per share. Of such number of shares of preferred stock, 20,000 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A. All of the shares of Series A preferred stock were issued to the United States Department of the Treasury in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A preferred stock are validly issued, fully paid and nonassessable.

Dividends Payable On Series A Preferred Stock

Holders of shares of Series A preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at an annual rate of 5% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period from January 9, 2009 to, but excluding, February 15, 2014. Thereafter, holders of shares of Series A preferred stock will be entitled to receive cumulative cash dividends at an annual rate of 9% per share on a liquidation preference of $1,000 per share of Series A preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A preferred stock are payable to holders of record of shares of Series A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days before the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A preferred stock, we are required to provide written notice to the holders of shares of Series A preferred stock before the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Kentucky state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A preferred stock will rank:

•   senior to our common stock and all other equity securities designated as ranking junior to the Series A preferred stock; and

•   at least equal to all other equity securities designated as ranking on a parity with the Series A preferred stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of FFKY. Without limiting the foregoing, parity stock includes the Corporation’s 2003A Junior Participating Preferred Stock.

So long as any shares of Series A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we can not pay or declare any dividend on our common stock or other junior stock, other than a dividend payable solely in common stock. In addition, neither we nor our subsidiaries may purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A preferred stock for all prior dividend periods, other than:

•                  purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•                  purchases or other acquisitions by broker-dealer subsidiaries of FFKY solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•                  purchases or other acquisitions by broker-dealer subsidiaries of FFKY for resale pursuant to an offering by FFKY of our stock that is underwritten by the related broker-dealer subsidiary;

•                  any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•                  acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not FFKY or a subsidiary of FFKY, including as trustee or custodian; and

•                  the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 9, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A preferred stock from a holder other than the United States Department of the Treasury, we must offer to repurchase a ratable portion of the Series A preferred stock then held by the United States Department of the Treasury.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside for, on the Series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date falling within the dividend period and related to the dividend payment date for the Series A preferred stock), with respect to the Series A preferred stock and any other parity stock must be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the limitations described above, we may declare and pay such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) on our common stock and any other stock ranking equally with or junior to the Series A preferred stock from time to time out of any funds legally available for such payment, and the Series A preferred stock will not be entitled to participate in any such dividend.

Redemption

The Series A preferred stock may not be redeemed before February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) of at least $5 million, which amount equals 25% of the aggregate liquidation amount of the Series A preferred stock on the date of issuance. In such a case, we may redeem the Series A preferred stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, after January 9, 2009, to persons other than FFKY or its subsidiaries, of shares of perpetual preferred stock, common stock or a combination thereof, that, in each case, qualify as and may be included in Tier 1 capital of FFKY at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or before October 13, 2008.

After February 15, 2012, the Series A preferred stock may be redeemed, subject to the approval of the Federal Reserve Board, at any time and from time to time, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends through the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs after the dividend record date for the dividend period will be paid to the holder of record of the redeemed shares on such dividend record date, not to the holder entitled to receive the redemption price on the redemption date.

The Series A preferred stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A preferred stock have no right to require the redemption or repurchase of the Series A preferred stock.

If fewer than all of the outstanding shares of Series A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing must be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A preferred stock designated for redemption will not affect the redemption of any other Series A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A preferred stock are to be redeemed, and the number of shares of Series A preferred stock to be redeemed (and, if less than all shares of Series A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock and thereafter may be reissued as shares of any series of preferred stock other than Series A preferred stock.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A preferred stock has been paid in full to all holders of Series A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Conversion

Holders of shares of Series A preferred stock have no right to exchange or convert such shares into any other securities.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will automatically be increased by two and the holders of Series A preferred stock will have the right, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, to elect two directors, referred to as the preferred stock directors, at the next annual meeting of stockholders (or at a special meeting called for the purpose of electing the preferred stock directors before the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of NASDAQ (or any other exchange or trading facility on which our securities may be listed) that listed companies must have a majority of independent directors.

Once all accrued and unpaid dividends for all past dividend periods have been paid in full, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and our number of authorized directors will be reduced by the number of preferred stock directors previously elected. The holders of a majority of shares of Series A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Class Voting Rights as to Particular Matters. So long as any shares of Series A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our amended and restated articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A preferred stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

(i)                                     Authorization of Senior Stock. Any amendment or alteration of the articles of amendment establishing the Series A preferred stock or our amended and restated articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A preferred stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of FFKY;

(ii)                                  Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the articles of amendment establishing the Series A preferred stock or our amended and restated articles of incorporation, including, so as to adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock; or

(iii)                               Shares Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A preferred stock or of a merger or consolidation of FFKY with another entity, unless the shares of Series A preferred stock remain outstanding following any such transaction or, if FFKY is not the surviving entity, are converted into or exchanged for preference securities and such shares remaining outstanding or such preference securities, as the case may be, have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges and voting powers of the Series A preferred stock immediately prior to such consummation, taken as a whole.

To the extent of the voting rights of the Series A preferred stock, holders of shares of Series A preferred stock are entitled to one vote for each such share.

The voting provisions described above will not apply if, at or before the time when the vote or consent would otherwise be required, all outstanding shares of Series A preferred stock have been redeemed, or have been called for redemption upon proper notice and sufficient funds have been deposited in trust for such redemption.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities covered by this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•                  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Market;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•                  through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. We will not receive any proceeds from the sale of these securities by the selling securityholders.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately before the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have not filed as of the date of this prospectus a registration statement covering the Series A preferred stock. We do not intend to apply for listing of the Series A preferred stock on any securities exchange or for inclusion of the Series A preferred stock in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series A preferred stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On January 9, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to it, in one or more offerings, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•                  a warrant to purchase 215,983 shares of our common stock; and

•                  215,983 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 4.4% of our common stock as of December 31, 2008.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

The selling securityholders may change over time and new information about them will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the warrant and the common stock offered hereby will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference from First Financial Service Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC), independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by First Financial Service Corporation (except any underwriting discounts and commissions and expenses incurred by the selling securityholders in disposing of the securities). All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$117.90
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous	$2,500
Total	$17,617.90

Item 15.                 Indemnification of Officers and Directors.

Under Kentucky law, a corporation has broad powers to indemnify directors, officers, employees, and agents of the corporation for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in proceedings in connection with the person’s official capacity in the corporation. Indemnification against reasonable legal expenses incurred by such person in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. However, a corporation may not indemnify such person when the person is adjudged liable to the corporation or on the basis that a personal benefit was improperly received.

Article XVIII of the Articles of Incorporation of the Corporation provides that directors, officers and employees or agents of the Corporation will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.   The text of Article XVIII is as follows:

ARTICLE XIV

Indemnification

(a)          Except as provided in subsection (b) hereof, the Corporation shall indemnify a director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (“proceeding”), because he is or was a director against liability incurred in such proceeding if he conducted himself in good faith and he reasonably   believed, (i) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation’s best interest and in all other cases, that his conduct was at least not opposed to its best interests; and (ii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Corporation shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

(b)         The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(c)       The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) hereof, (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XVIII.

(d)      The Corporation may not indemnify a director hereunder unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in subsection (a) hereof.  The determination shall be made:

(1)      By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)      If a quorum cannot be obtained under (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate),  consisting solely of two or more directors not at the time parties to the proceeding;

(3)      By independent special legal counsel;

(A)      Selected by the board of directors or its committee in the manner prescribed in paragraphs (1) or (2) of this subsection (d); or

(B)      If a quorum of the board of directors cannot be obtained under paragraph (1) and a committee cannot be designated under paragraph (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(4)      By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(e)       Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (d) hereof to select counsel.

(f)       The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

(g)      The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, which a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and in all other cases, that his conduct was at least not opposed to its best interests;  and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Item 16.                 Exhibits.

Exhibit Number	DESCRIPTION

4.1

Rights Agreement dated April 15, 2003 between First Financial Service Corporation and Registrar and Transfer Company, as the successor rights agent (filed as Exhibit 4 and 10 to the Registrant’s Current Report on Form 8-K filed on April 17, 2003 and incorporated herein by reference).

4.2

Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference).

4.3

Articles of Amendment to the Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2009 and incorporated herein by reference).

4.4

Letter Agreement, dated January 9, 2009, including Securities Purchase Agreement — Standard Terms, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2009 and incorporated herein by reference).

4.5

Warrant, dated January 9, 2009, to purchase shares of common stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report of Form 8-K filed on January 12, 2009 and incorporated herein by reference).

5.1	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included in the signature page to the registration statement).

Item 17.                 Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elizabethtown, Commonwealth of Kentucky, on February 9, 2009.

FIRST FINANCIAL SERVICE CORPORATION

By:	/s/ B. Keith Johnson
Name: B. Keith Johnson
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of First Financial Service Corporation hereby severally constitute and appoint B. Keith Johnson and Gregory Schreacke and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable First Financial Service Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ B. Keith Johnson	Chief Executive Officer and	2/9/09
B. Keith Johnson	Director (Principal Executive Officer)

/s/ Gregory Schreacke	President	2/9/09
Gregory Schreacke

/s/ Steven M. Zagar	Chief Financial Officer	2/9/09
Steven M. Zagar	(Principal Accounting Officer)

/s/ Robert M. Brown	Director	2/9/09
Robert M. Brown

/s/ Diane E. Logsdon	Director	2/9/09
Diane E. Logsdon

/s/ J. Alton Rider	Director	2/9/09
J. Alton Rider

Director
John L. Newcomb, Jr.

/s/ Walter D. Huddleston	Director	2/9/09
Walter D. Huddleston

/s/ Michael Thomas, DVM	Director	2/9/09
Michael Thomas, DVM

Director
J. Stephen Mouser

Director
Gail L. Schomp

Director
Donald Sheer

EXHIBIT INDEX

Exhibit Number	DESCRIPTION

4.1

Rights Agreement dated April 15, 2003 between First Financial Service Corporation and Registrar and Transfer Company, as the successor rights agent (filed as Exhibit 4 and 10 to the Registrant’s Current Report on Form 8-K filed on April 17, 2003 and incorporated herein by reference).

4.2

Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference).

4.3

Articles of Amendment to the Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2009 and incorporated herein by reference).

4.4

Letter Agreement, dated January 9, 2009, including Securities Purchase Agreement — Standard Terms, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2009 and incorporated herein by reference).

4.5

Warrant, dated January 9, 2009, to purchase shares of common stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report of Form 8-K filed on January 12, 2009 and incorporated herein by reference).

5.1	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included in the signature page to the registration statement).